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Exhibit 99.1

Rocket Lab Announces Preliminary Fourth Quarter 2023 Financial Results After Successful Launch for Spire and NorthStar

Long Beach, California. January 31, 2024 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab,” “the Company,” “we” or “us”), a global leader in launch services and space systems, today shared preliminary financial results for its fiscal fourth quarter ended December 31, 2023 following the successful deployment of Spire and NorthStar’s Space Situational Awareness Mission.

Rocket Lab founder and CEO, Peter Beck, said: “Our fourth quarter included Electron’s successful return to service and our largest contract award to date with the $515 million Space Development Agency’s Tranche 2 Beta award. In addition, our Space Systems business improved year-over year on increased merchant component business. With our 43rd Electron mission now launched, more launches scheduled in 2024 than in any prior year, and a record backlog, we’re excited to continue building on our success delivering end-to-end space solutions to the market. We are also encouraged by progress made against key Neutron development milestones and look forward to introducing new medium lift launch technical capabilities and much needed incremental capacity to the market.”

Certain Estimated Preliminary Results for the Three Months Ended December 31, 2023 (unaudited)

Our audited consolidated financial statements for the year ended December 31, 2023 are not yet available; however, certain of our estimated preliminary unaudited financial results for the three months ended December 31, 2023 are set forth below. With respect to certain presented results, we have provided ranges, rather than specific amounts, because these results are preliminary and subject to change. These results are based on the information available to us as of the date of this release. Our actual results may vary from the estimated preliminary results presented below, including due to the completion of our financial closing and other operational procedures, final adjustments, and other developments that may arise between now and the time the Company releases its financial results for the fourth quarter and full year 2023, which is currently scheduled for February 27, 2024. Our fourth quarter revenue was impacted by the postponement of an Electron launch previously scheduled to occur before the end of 2023, which was partially offset by strength in our Space Systems business. The postponement is not expected to impact our future results.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with US generally accepted accounting principles (“GAAP”). Accordingly, undue reliance should not be placed on this preliminary data.

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The estimated preliminary financial results for the three months ended December 31, 2023 have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to the estimated preliminary financial results. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Certain monetary amounts, percentages, and other figures included below have been subject to rounding adjustments. Percentage amounts included below have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts below may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear below may not sum due to rounding.

(figures in millions)
Three Months Ended December 31,
	2022	2023 Estimated
Preliminary Unaudited Results	Actual	Low	High
Revenue	$ 51.8	$ 59.0	$ 61.0
Space Systems revenue	$ 39.7	$ 50.5	$ 52.5
Launch Services revenue	$ 12.0	$ 8.5	$ 8.5

GAAP Gross margin	3.5%	24.8%	26.8%
Non-GAAP Gross margin	14.5%	31.4%	33.2%

GAAP Operating expenses	$ 39.1	$ 62.5	$ 64.5
Non-GAAP Operating expenses	$ 27.3	$ 52.5	$ 54.5
Interest expense, net	$ 0.9	$ 1.4	$ 1.4

Net loss	$(37.2)	$(52.5)	$(49.0)
Adjusted EBITDA loss	$(14.5)	$(30.0)	$(28.0)

Basic shares outstanding	474	487	487

Non-GAAP Financial Measures

We have included information about certain non-GAAP financial measures in this release. We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into our ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for, or superior to, the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

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The following tables present a reconciliation of our estimated preliminary Adjusted EBITDA loss, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses for the three months ended December 31, 2023 to the most directly comparable financial measure presented in accordance with GAAP. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income or loss to determine Adjusted EBITDA. Management believes this measure provides investors meaningful insight into results from ongoing operations. Non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses further exclude items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from the applicable GAAP financial measure. Management believes these non-GAAP measures provide investors meaningful insight into results from ongoing operations.

	(figures in millions)
	Three Months Ended December 31,
	2022	2023 Estimated
Preliminary Unaudited Results	Actual	Low	High
Net loss	$(37.2)	$(52.5)	$(49.0)
Depreciation	4.8	4.6	4.6
Amortization	3.5	3.6	3.6
Stock-based compensation expense	12.3	10.2	10.2
Transaction costs	0.1	0.0	0.0
Interest expense, net	0.9	1.4	1.4
Change in fair value of contingent consideration	(0.2)	0.2	0.2
Performance reserve escrow	1.9	0.0	0.0
(Benefit) provision for income taxes	(1.0)	2.0	0.5
Loss on foreign exchange	0.5	0.4	0.4
Accretion of marketable securities purchased at a discount	(1.1)	(1.2)	(1.2)
Loss (gain) on disposal of assets	0.9	(0.4)	(0.4)
Loss on debt extinguishment	0.0	1.7	1.7
Adjusted EBITDA loss	$(14.5)	$(30.0)	$(28.0)

GAAP Gross profit	$ 1.8	$14.6	$16.3
Stock-based compensation	3.9	2.2	2.2
Amortization of purchased intangibles	1.7	1.7	1.7
Performance reserve escrow	0.1	0.0	0.0
Non-GAAP Gross profit	$ 7.5	$18.5	$20.2
Non-GAAP Gross margin	14.5%	31.4%	33.2%

GAAP Operating expenses	$ 39.1	$ 62.5	$ 64.5
Stock-based compensation	(8.5)	(8.0)	(8.0)
Amortization of purchased intangibles	(1.5)	(1.8)	(1.8)
Transaction costs	(0.1)	0.0	0.0
Performance reserve escrow	(1.8)	0.0	0.0
Change in fair value of contingent consideration	0.2	(0.2)	(0.2)
Non-GAAP Operating expenses	$ 27.3	$ 52.5	$ 54.5

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About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle and the Photon satellite platform and is developing the Neutron launch vehicle for large spacecraft and constellation deployment. From its first orbital launch in January 2018 to date, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 176 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch site in Virginia, USA. To learn more, visit www.rocketlabusa.com.

+ Rocket Lab Investor Relations Contact

Colin Canfield

investors@rocketlabusa.com

+ Rocket Lab Media Contact

Morgan Bailey

media@rocketlabusa.com

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+ Forward Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release, including statements regarding our expectations of financial results for the fourth quarter of 2023, strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on Rocket Lab’s current expectations and beliefs concerning future developments and their potential effects. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rocket Lab’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including adjustments or changes that may be required after the date hereof in connection with the preparation of our full year and fiscal quarter ended December 31, 2023 financial statements, risks related to delays and disruptions in expansion efforts; delays in the development of our Neutron rocket; our dependence on a limited number of customers; the harsh and unpredictable environment of space in which our products operate which could adversely affect our launch vehicle and spacecraft; increased competition in our industry due in part to rapid technological development; technological change in our industry which we may not be able to keep up with or which may render our services uncompetitive; average selling price trends; general economic uncertainty and turbulence which could impact our customers’ ability to pay what we are owed; failure of our launch vehicles, spacecraft and components to operate as intended either due to our error in design in production or through no fault of our own; launch schedule disruptions; supply chain disruptions, product delays or failures; design and engineering flaws; launch failures; natural disasters and epidemics or pandemics; any inability to effectively integrate recently acquired assets; a US government shutdown or delays in government funding; changes in governmental regulations including with respect to trade and export restrictions, or in the status of our regulatory approvals or applications; or other events that force us to cancel or reschedule launches, including customer contractual rescheduling and termination rights; risks that acquisitions may not be completed on the anticipated time frame or at all or do not achieve the anticipated benefits and results; and the other risks detailed from time to time in Rocket Lab’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Rocket Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 7, 2023, and elsewhere. There can be no assurance that the future developments affecting Rocket Lab will be those that we have anticipated. Except as required by law, Rocket Lab is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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